Exhibit 10.1

EXECUTION VERSION

COLLATERAL AGREEMENT (SECOND LIEN)

dated and effective as of

January 28, 2020

among

PRIME SECURITY SERVICES BORROWER, LLC,

as Issuer,

PRIME FINANCE INC.,

as Co-Issuer,

each Subsidiary Guarantor

party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

AS SET FORTH MORE FULLY IN SECTION 5.18 HEREOF, THIS COLLATERAL

AGREEMENT (SECOND LIEN) IS SUBJECT TO THE

PROVISIONS OF (I) THE EXISTING FIRST LIEN/SECOND LIEN ICA AND (II)

ANY OTHER “INTERCREDITOR AGREEMENT” AS DEFINED HEREIN

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

SECTION 1.01.	Notes Indenture	2
SECTION 1.02.	Other Defined Terms	2

ARTICLE II

Pledge of Securities

SECTION 2.01.	Pledge	10
SECTION 2.02.	Delivery of the Pledged Collateral	11
SECTION 2.03.	Representations, Warranties and Covenants	12
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	14
SECTION 2.05.	Registration in Nominee Name; Denominations	15
SECTION 2.06.	Voting Rights; Dividends and Interest, Etc.	15

ARTICLE III

Security Interests in Other Personal Property

SECTION 3.01.	Security Interest	18
SECTION 3.02.	Representations and Warranties	20
SECTION 3.03.	Covenants	23
SECTION 3.04.	Other Actions	25
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	26

ARTICLE IV

Remedies

SECTION 4.01.	Remedies Upon Default	27
SECTION 4.02.	Application of Proceeds	29
SECTION 4.03.	Securities Act, Etc.	31

ARTICLE V

Miscellaneous

SECTION 5.01.	Notices	31
SECTION 5.02.	Security Interest Absolute	32

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Pledged Stock; Pledged Debt
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Post-Closing Collateral-Related Matters

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement (Second Lien)
Exhibit II	Form of Notice of Grant of Security Interest (Second Lien) in Intellectual Property
Exhibit III	Form of Other Second Lien Secured Party Consent

COLLATERAL AGREEMENT (SECOND LIEN), dated and effective as of January 28, 2020 (this “Agreement”), is among PRIME SECURITY SERVICES BORROWER, LLC (the “Issuer”), PRIME FINANCE INC. (the “Co-Issuer), each Subsidiary Guarantor and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties referred to herein (together with its successors and assigns in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the First Lien/Second Lien Intercreditor Agreement, dated as of July 1, 2015 (as may be amended, restated, supplemented, replaced or otherwise modified from time to time, including pursuant to the Consent and Acknowledgment (as defined below), the “Existing First Lien/Second Lien ICA”), by and between Barclays Bank PLC, as First Lien Facility Agent and the Applicable First Lien Agent (as each term is defined therein), Wells Fargo Bank, National Association, as Second Lien Facility Agent and the Applicable Second Lien Agent (as each term is defined therein). Pursuant to the Existing First Lien/Second Lien ICA, the Liens upon and security interests in the Collateral granted by this Agreement are and shall be subordinated in the manner provided in the Existing First Lien/Second Lien ICA to the Liens upon and security interests in the Collateral granted to secure the First Lien Obligations.

Reference is further made to (a) that certain Indenture, dated as of the date hereof (as may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Notes Indenture”), among the Issuer, the Co-Issuer and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and the Collateral Agent, pursuant to which the Issuer and the Co-Issuer issued $1,300,000,000 of 6.25% Second Priority Senior Secured Notes due 2028 (together with any Additional Notes, the “Notes”), and (b) that certain Consent and Acknowledgment, dated as of the date hereof (“Consent and Acknowledgment”) entered into by the Trustee, in its capacity as the Second Lien Facility Agent and the Applicable Second Lien Agent (each as defined in the Existing First Lien/Second Lien ICA), with respect to the Existing First Lien/Second Lien ICA, pursuant to which the Notes Secured Obligations are designated as the Second Lien Facility Obligations under (and as defined in) the Existing First Lien/Second Lien ICA.

Each Pledgor is executing and delivering this Agreement pursuant to the terms of the Notes Indenture to induce the Trustee to enter into the Notes Indenture and to induce the noteholders to purchase the Notes. The Subsidiary Guarantors, as Affiliates of the Issuer, will derive substantial benefits from the purchase of the Notes from the Issuer pursuant to the Notes Indenture. The Subsidiary Guarantors are willing to execute and deliver this Agreement in order to induce the Trustee to enter into the Notes Indenture and to induce the noteholders to purchase the Notes. Therefore, to induce the Trustee to enter into the Notes Indenture, to induce the noteholders to purchase the Notes and to induce the holders of any Other Second Lien Obligations to make extensions of credit under the applicable Other Second Lien Agreements, as applicable, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Notes Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Notes Indenture. All terms defined in Article 9 of the New York UCC (as defined herein) and not defined in this Agreement or the Notes Indenture have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Notes Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper or General Intangibles.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Collateral Agent” means, as the context may require, (a) prior to the Discharge of First Lien Obligations , the Applicable First Lien Agent (as defined in the Existing First Lien/Second Lien ICA (or analogous term in any other then-applicable First Lien/Second Lien Intercreditor Agreement)), and (b) following the Discharge of First Lien Obligations, the Collateral Agent (or other such agent that is designated as the “Applicable Authorized Agent” (or analogous term) pursuant to any then-applicable Intercreditor Agreement).

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Authorized Representative” means (a) the Trustee with respect to the Notes Secured Obligations and (b) with respect to any Series of Other Second Lien Obligations, the duly authorized representative of the Other Second Lien Secured Parties of such Series designated as “Authorized Representative” for such Other Second Lien Secured Parties in the Other Second Lien Agreement for such Series (or, in the absence of such designation, the administrative agent or trustee appointed for such Series under such Other Second Lien Agreement).

“Co-Issuer” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral. For the avoidance of doubt, the term Collateral does not include any Excluded Property.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consent and Acknowledgment” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Discharge” has the meaning assigned to such term in the Existing First Lien/Second Lien ICA (or analogous term in any other then-applicable First Lien/Second Lien Intercreditor Agreement).

“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset (including the issuance of Equity Interests by a Subsidiary). The term “Disposition” shall have a correlative meaning to the foregoing.

“Existing First Lien/Second Lien ICA” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Event of Default” means an “Event of Default” under and as defined in the Notes Indenture or any Other Second Lien Agreement.

“Excluded Property” means, (a) with respect to all Secured Obligations, “Excluded Property” under and as defined in the Notes Indenture and (b) with respect to any Series of Other Second Lien Obligations, the term “Excluded Property” includes any Specified Excluded Collateral with respect to such Series of Other Second Lien Obligations; provided that the Issuer may in its sole discretion elect to exclude any property from the definition of Excluded Property.

“Excluded Swap Obligation” shall mean, with respect to any Pledgor, any Hedging Obligations if, and to the extent that, all or a portion of the guarantee of such Pledgor of, or the grant by such Pledgor of a security interest to secure, such Hedging Obligations (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Pledgor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Pledgor or the grant of such security interest becomes effective with respect to such Hedging Obligations, unless otherwise agreed between the Collateral Agent and the Issuer. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“First Lien Obligations” has the meaning assigned to such term in the Existing First Lien/Second Lien ICA (or analogous term in any other First Lien/Second Lien Intercreditor Agreement).

“First Lien/Second Lien Intercreditor Agreement” means, as the context may require, (i) the Existing First Lien/Second Lien ICA or (ii) another intercreditor agreement that satisfies the requirements of the definition of the “First Lien/Second Lien Intercreditor Agreement” in the Notes Indenture, with such changes as are reasonably acceptable to the Collateral Agent and the Issuer, as such document may be amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time.

“General Intangibles” means all “general intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Intellectual Property” means all intellectual property of every kind and nature of any Pledgor, whether now owned or hereafter acquired by any Pledgor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Collateral” has the meaning assigned to such term in Section 3.02(f).

“Intercreditor Agreements” means the First Lien/Second Lien Intercreditor Agreement and any other intercreditor agreement (upon and during the effectiveness thereof) entered into in compliance with the Notes Indenture and each Other Second Lien Agreement (if any).

“IP Agreements” means all material Copyright Licenses, Patent Licenses and Trademark Licenses, including, without limitation, the agreements set forth on Schedule III hereto.

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Material Adverse Effect” means a material adverse effect on the business, property, operations or financial condition of the Issuer and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the Notes Documents or Other Second Lien Agreements or the rights and remedies of the Secured Parties thereunder.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Notes Documents” means (a) the Notes Indenture, the Notes, the Security Documents and (b) any other related documents or instruments executed and delivered pursuant to the documents referred to in the foregoing clause (a), in each case, as such documents or instruments may be amended, restated, supplemented or otherwise modified from time to time.

“Notes Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Notes Secured Obligations” means the “Notes Obligations” as defined in the Notes Indenture.

“Notes Secured Parties” means, collectively, the Collateral Agent, the Trustee and each holder of the Notes.

“Notices of Grant of Security Interest in Intellectual Property” means the notices of grant of security interest substantially in the form attached hereto as Exhibit II or such other form as shall be reasonably acceptable to the Collateral Agent.

“Other Second Lien Agreement” means any credit agreement, indenture (other than the Notes Indenture) or other agreement, document or instrument pursuant to which any Pledgor has or will incur Other Second Lien Obligations; provided that, in each case, the indebtedness thereunder has been designated as Other Second Lien Obligations pursuant to and in accordance with Section 5.19.

“Other Second Lien Obligations” means (a) the due and punctual payment by any Pledgor of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable as a claim in such proceeding) on indebtedness under any Other Second Lien Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of such Pledgor to any Secured Party under any Other Second Lien Agreement, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable as a claim in such proceeding), (b) the due and punctual performance of all other obligations of such Pledgor under or pursuant to any Other Second Lien Agreement, and (c) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to any Other Second Lien Agreement. Notwithstanding the foregoing, for all purposes of the Notes Documents and any Other Second Lien Agreements, any guarantee of, or grant of a Lien to secure, any obligations in respect of a Hedging Agreement by a Pledgor shall not include any Excluded Swap Obligations.

“Other Second Lien Secured Parties” means, collectively, the holders of Other Second Lien Obligations and any Authorized Representative with respect thereto.

“Other Second Lien Secured Party Consent” means a consent substantially in the form of Exhibit III to this Agreement (or such other form as shall be reasonably acceptable to the Collateral Agent) executed by the Authorized Representative of any holders of Other Second Lien Obligations pursuant to Section 5.19.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Patents” means all of the following: (a) all patents of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for patents of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permitted Liens” means Liens that are not prohibited by the Notes Indenture or any Other Second Lien Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01(e).

“Pledged Debt” has the meaning assigned to such term in Section 2.01(b).

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01(a).

“Pledgor” means (a) with respect to the Notes Secured Obligations, the Issuer, the Co-Issuer and each Subsidiary Guarantor; and (b) with respect to any Series of Other Second Lien Obligations, the Issuer, the Co-Issuer and each Subsidiary Guarantor, excluding any of the foregoing if such Person or Persons are not intended to provide collateral with respect to such Series pursuant to the terms of the Other Second Lien Agreement governing such Series.

“Prior Collateral Agent” has the meaning assigned to such term in Section 5.20.

“Proceeds” means “proceeds” as such term is defined in Article 9 of the New York UCC and, in any event, also includes all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Pledgor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Regulation S-X Excluded Collateral” has the meaning assigned to such term in Section 2.01.

“Related Parties” shall mean, with respect to any specified person, such person’s Controlled or Controlling Affiliates and the respective directors, trustees, officers, employees, agent and advisors of such person and such person’s Controlled or Controlling Affiliates.

“Rule 3-10” has the meaning assigned to such term in Section 2.01.

“Rule 3-16” has the meaning assigned to such term in Section 2.01.

“SEC” has the meaning assigned to such term in Section 2.01.

“Secured Obligations” means, collectively, the Notes Secured Obligations and any Other Second Lien Obligations, or any of the foregoing. Notwithstanding the foregoing, for all purposes of the Notes Documents and any Other Second Lien Agreements, any guarantee of, or grant of a Lien to secure, any obligations in respect of a Hedging Agreement by a Pledgor shall not include any Excluded Swap Obligations.

“Secured Parties” means the persons holding any Secured Obligations and in any event including (i) the Notes Secured Parties and (ii) all Other Second Lien Secured Parties.

“Security Documents” has the meaning assigned to such term in the Notes Indenture and any analogous term in any Other Second Lien Agreement (but, with respect to the Secured Obligations of any Series, the term Security Documents shall not include any document which by its terms is solely for the benefit of the holders of one or more other Series of Secured Obligations and not such Series of Secured Obligations).

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Series” means (a) with respect to any Secured Parties, each of (i) the Notes Secured Parties (in their capacities as such) and (ii) each group of Other Second Lien Secured Parties that become subject to this Agreement, the First Lien/Second Lien Intercreditor Agreement, if applicable, or any other applicable Intercreditor Agreement after the date hereof, which are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other Second Lien Secured Parties), each of which shall constitute a separate Series of Secured Parties for purposes of this Agreement and (b) with respect to any Secured Obligations, each of (i) the Notes Secured Obligations and (ii) each group of Other Second Lien Obligations incurred pursuant to any Other Second Lien Agreement, which are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other Second Lien Obligations), each of which shall constitute a separate Series of Secured Obligations for purposes of this Agreement.

“Specified Excluded Collateral” means, solely with respect to any Series of Other Second Lien Obligations, any asset (in addition to those specified in clause (a) of the definition of “Excluded Property”) that is not intended to be collateral with respect to such Series pursuant to the terms of the Other Second Lien Agreement governing such Series (including the Regulation S-X Excluded Collateral to the extent applicable to such Series in accordance with the last paragraph of Section 2.01).

“Subsidiary Guarantor” means any Subsidiary of the Issuer set forth on Schedule I and any Subsidiary of the Issuer that becomes a party hereto pursuant to Section 5.16 (other than, with respect to any Series of Other Second Lien Obligations, any Subsidiary of the Issuer excluded pursuant to clause (b) of the definition of Pledgor with respect to such Series of Other Second Lien Obligations).

“Successor Collateral Agent” has the meaning assigned to such term in Section 5.20.

“Termination Date” means the date on which the principal of, and interest on, the Notes, and all fees and all other expenses or amounts payable under the Notes Documents have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated with or symbolized by the foregoing, (c) all claims for, and rights to sue for, past or future infringements, dilutions or other violations of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement, dilutions or other violations thereof.

“Trustee” has the meaning assigned to such term in the preliminary statement of this Agreement.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:

(a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include any Excluded Property;

(b) (i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt obligations in the future issued to such Pledgor having, in the case of each instance of debt obligations, an aggregate principal amount in excess of $10,000,000, and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the property described in clauses (b)(i), (ii) and (iii) above, the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Property;

(c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of the Pledged Stock and the Pledged Debt;

(d) subject to Section 2.06, all rights and privileges of such Pledgor with respect to the Pledged Stock, Pledged Debt and other property referred to in clause (c) above; and

(e) all Proceeds of any of the foregoing (the Pledged Stock, Pledged Debt and other property referred to in this clause (e) and in clauses (c) through (d) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall not include any Excluded Property.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Notwithstanding anything else contained in this Agreement, to the extent this paragraph is expressly made applicable with respect to any Series of Other Second Lien Obligations pursuant to the terms of any Other Second Lien Agreement, with respect to such Series of Other Second Lien Obligations, in the event that Rule 3-10 (“Rule 3-10”) or Rule 3-16 (“Rule 3-16”) of Regulation S-X under the Securities Act of 1933, as amended, as amended, modified or interpreted by the Securities Exchange Commission (“SEC”), would then require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would then require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of the Issuer or any

Subsidiary of the Issuer due to the fact that such Person’s Equity Interests secure the Other Second Lien Obligations affected thereby, then the Equity Interests of such Person (the “Regulation S-X Excluded Collateral”) will automatically be deemed not to be part of the Collateral securing the relevant Series of Other Second Lien Obligations affected thereby, as applicable, but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Lien on the Regulation S-X Excluded Collateral in favor of the Collateral Agent with respect only to the relevant Series of Other Second Lien Obligations. In the event that Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Regulation S-X Excluded Collateral to secure the relevant Series of Other Second Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Person, then the Equity Interests of such Person will automatically be deemed to be a part of the Collateral for the relevant Series of Other Second Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this paragraph shall limit the pledge of such Equity Interests and other securities from securing the Secured Obligations (other than the relevant Series of Other Second Lien Obligations) at all relevant times or from securing any Series of Other Second Lien Obligations that are not in respect of securities subject to regulation by the SEC. To the extent any Proceeds of any collection or sale of Equity Interests deemed by this paragraph to no longer constitute part of the Collateral for the relevant Series of Other Second Lien Obligations are to be applied by the Collateral Agent in accordance with Section 4.02 hereof, such Proceeds shall, notwithstanding the terms of Section 4.02 and the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement (upon and during the effectiveness thereof), not be applied to the payment of such Series of Other Second Lien Obligations.

SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other then-applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests in Subsidiaries of such Pledgor or (ii) in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) To the extent any Indebtedness for borrowed money constituting Pledged Collateral (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Issuer and its Subsidiaries and (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to any Pledgor is evidenced by a promissory note in an amount in excess of $10,000,000, such Pledgor shall promptly cause such promissory note to be pledged and delivered to the Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other then-applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Applicable Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(a), (b), (f) or (g) of the Notes Indenture or any equivalent provision under any Other Second Lien Agreement, unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Upon delivery to the Applicable Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Applicable Collateral Agent, and by such other instruments and documents as the Applicable Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Applicable Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Issuer, correctly sets forth, to the knowledge of the relevant Pledgor), as of the Issue Date, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes (i) all Equity Interests pledged hereunder and (ii) all debt obligations and promissory notes or instruments evidencing Indebtedness, in each case under this clause (ii) pledged hereunder and in an aggregate principal amount in excess of $10,000,000;

(b) the Pledged Stock and Pledged Debt (and, with respect to any Pledged Stock or Pledged Debt issued by an issuer that is not a subsidiary of the Issuer, to the knowledge of the relevant Pledgor), as of the Issue Date, (x) have been duly and validly authorized and issued by the issuers thereof and (y) (i) in the case of Pledged Stock, are fully paid and, with respect to Equity Interests constituting capital stock of a corporation, nonassessable and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder (or otherwise not prohibited by the Notes Documents or any Other Second Lien Agreement), each Pledgor (i) is and, subject to any transfers made not in violation of the Notes Indenture or any Other Second Lien Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II (as may be supplemented from time to time pursuant to Section 2.02(c)) as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction not prohibited by the Notes Indenture or any Other Second Lien Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Notes Documents and any Other Second Lien Agreement to Dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Notes Indenture or any Other Second Lien Agreement, and except for restrictions and limitations imposed by the Notes Documents, any Other Second Lien Agreements or securities laws generally or otherwise not prohibited by the Notes Indenture or any Other Second Lien Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the Disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Notes Indenture, as of the Issue Date, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (or the transfer of the Pledged Securities upon a foreclosure thereof (other than compliance with any securities law applicable to the transfer of securities)), in each case other than such as have been obtained and are in full force and effect;

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary) are delivered to the Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other then-applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Secured Parties, in accordance with this Agreement and a financing statement naming the Collateral Agent as the secured party and covering the Pledged Collateral to which such Pledged Securities relate is filed in the appropriate filing office, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Collateral under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Secured Obligations, to the extent such perfection is governed by the Uniform Commercial Code of any applicable jurisdiction; and

(h) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and, subject to the terms of the First Lien/Second Lien Intercreditor Agreement and any other then-applicable Intercreditor Agreement, agrees to transfer record ownership of the securities issued by it in connection with any request by the Applicable Collateral Agent if an Event of Default has occurred and is continuing.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests.

(a) As of the Issue Date, except as set forth on Schedule II, the Equity Interests in limited liability companies that are pledged by the Pledgors hereunder and do not have a certificate number listed on Schedule II (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Issuer, to the relevant Pledgor’s knowledge) do not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction.

(b) The Pledgors shall at no time elect to treat any interest in any limited liability company or limited partnership Controlled by a Pledgor and pledged hereunder as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless promptly thereafter (and in any event within 30 days or such longer period as the Collateral Agent may permit in its reasonable discretion) the applicable Pledgor provides notification to the Collateral Agent of such election and delivers, as applicable, any such certificate to the Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other then-applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent) pursuant to the terms hereof.

SECTION 2.05. Registration in Nominee Name; Denominations. Subject to the First Lien/Second Lien Intercreditor Agreement and any other Intercreditor Agreement (if entered into), the Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other then-applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Applicable Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Following any continuing Event of Default, each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. Subject to the First Lien/Second Lien Intercreditor Agreement and any other Intercreditor Agreement (if entered into), if an Event of Default shall have occurred and be continuing, the Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other then-applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent) shall have the right to exchange the certificates representing Pledged Securities held by it for certificates of smaller or larger denominations for any purpose consistent with this Agreement, the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Applicable Collateral Agent, pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

SECTION 2.06. Voting Rights; Dividends and Interest, Etc. (a) Subject to the First Lien/Second Lien Intercreditor Agreement and any other Intercreditor Agreement (if entered into), unless and until an Event of Default shall have occurred and be continuing and the Applicable Collateral Agent shall have given written notice to the relevant Pledgors of the Applicable Collateral Agent’s intention to exercise its rights hereunder or under the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the Notes Documents or any Other Second Lien Agreement; provided that, except as not prohibited by the Notes Indenture or any Other Second Lien Agreement, such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, any Notes Document or any Other Second Lien Agreement or the ability of the Secured Parties to exercise the same.

(ii) The Applicable Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Notes Documents, any Other Second Lien Agreement and applicable laws; provided that (a) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities to the extent such Pledgor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (b) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities to the extent such Pledgor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be promptly delivered to the Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable Collateral Agent).

(b) Subject to the First Lien/Second Lien Intercreditor Agreement and any other Intercreditor Agreement (if entered into), upon the occurrence and during the continuance of an Event of Default and after written notice by the Applicable Collateral Agent to the relevant Pledgors of the Applicable Collateral Agent’s intention to exercise its rights hereunder or under the First

Lien/Second Lien Intercreditor Agreement or any other applicable Intercreditor Agreement, all rights of any Pledgor to receive dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Applicable Collateral Agent subject to the First Lien/Second Lien Intercreditor Agreement and any other Intercreditor Agreement (if entered into), which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to receive and retain such amounts; provided, further, that, notwithstanding the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (xii) and subclause (xiii) of Section 4.04(b) of the Notes Indenture (or equivalent provisions of any Other Second Lien Agreement). All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other then-applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Secured Parties, and shall be forthwith delivered to the Applicable Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable Collateral Agent). Any and all money and other property paid over to or received by the Applicable Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Applicable Collateral Agent in an account to be established by the Applicable Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Issuer has delivered to the Applicable Collateral Agent a certificate to that effect, the Applicable Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Subject to the First Lien/Second Lien Intercreditor Agreement and any other Intercreditor Agreement (if entered into), upon the occurrence and during the continuance of an Event of Default and after written notice by the Applicable Collateral Agent to the Issuer of the Applicable Collateral Agent’s intention to exercise its rights hereunder, or under the First Lien/Second Lien Intercreditor Agreement or any other applicable Intercreditor Agreement, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Applicable Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the

Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other then-applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Applicable Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Issuer has delivered to the Applicable Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and the obligations of the Applicable Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be in effect.

ARTICLE III

Security Interests in Other Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Instruments (other than the Pledged Collateral, which are governed by Article II);

(ix) all Inventory and all other Goods not otherwise described above;

(x) all Investment Property (other than the Pledged Collateral, which are governed by Article II);

(xi) all Letter of Credit Rights;

(xii) all Commercial Tort Claims individually in excess of $10,000,000, as described on Schedule IV (as may be supplemented from time to time pursuant to Section 3.04);

(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, the other Notes Documents or any Other Second Lien Agreement, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include), and the other provisions of the Notes Documents and any Other Second Lien Agreement with respect to Collateral need not be satisfied with respect to, the Excluded Property.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets” or “all personal property” or words of similar effect. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor in such Pledgor’s Patents, Trademarks and Copyrights, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States of America (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights or any other assets.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement, (A) the Collateral Agent, at the direction of each Authorized Representative, may grant extensions of time or waiver of the requirement for the creation or perfection of security interests or the obtaining of insurance (including title insurance or surveys with respect to particular assets) (including extensions beyond the Issue Date for the perfection of security interests in the assets of the Issuer, the Co-Issuer or the Subsidiary Guarantors on such date) where it reasonably determines, in consultation with the Issuer, that perfection or the obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by the indenture or the other Security Documents, (B) none of the Pledgors shall be required to enter into any control agreements or control, lockbox or similar arrangements with respect to any Deposit Accounts, Securities Accounts, Commodities Accounts or any other assets (other than the delivery of Pledged Securities to the Collateral Agent to the extent required by Article II), (C) no landlord, mortgagee or bailee waivers shall be required, (D) no foreign-law governed security documents or perfection under foreign law shall be required and (E) no notice shall be required to be sent to account debtors or other contractual third parties prior to an Event of Default.

SECTION 3.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person as of the Issue Date other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Notes Indenture.

(b) Except as provided in the Notes Indenture, the Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared for filing constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office

in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary as of the Issue Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Except as provided in the Notes Indenture, each Pledgor represents and warrants that the Notices of Grant of Security Interest in Intellectual Property executed by the applicable Pledgors containing descriptions of all Article 9 Collateral that consists of material United States federally issued Patents (and Patents for which United States federal registration applications are pending), material United States federally registered Trademarks (and Trademarks for which United States federal registration applications are pending) and material United States federally registered Copyrights (and Copyrights for which United States federal registration applications are pending) have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest (or, in the case of Patents and Trademarks, notice thereof) in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property as of the Issue Date in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of material United States federally issued, registered or pending Patents, Trademarks and Copyrights acquired or developed after the Issue Date).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, as applicable, (ii) subject to the filings described in Section 3.02(b), as of the Issue Date a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Notices of Grant of Security Interest in Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office for the benefit of a third party or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually reasonably estimated to exceed $10,000,000 as of the Issue Date except as indicated on Schedule IV.

(f) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to each Pledgor’s knowledge:

(i) The Intellectual Property Collateral set forth on Schedule III includes a true and complete list of all of the material issued and applied for United States federal Patents, material registered and applied for United States Trademarks and material United States federal registered Copyrights owned by such Pledgor as of the date hereof.

(ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part and, to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any current uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii) Except as would not reasonably be expected to have a Material Adverse Effect, (a) such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and (b) such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral.

(iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (a) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (b) such Pledgor has not received a notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (c) such Pledgor is not in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, no Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

SECTION 3.03. Covenants. (a) Each Pledgor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization, (iii) in its organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within the time period required under the Uniform Commercial Code or otherwise in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

(b) Subject to any rights of such Pledgor to Dispose of Collateral provided for in the Notes Documents and each Other Second Lien Agreement, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect, defend and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, all in accordance with the terms hereof and the terms of the Notes Indenture.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute an issued or applied for United States federal Patent, registered or applied for United States Trademark or registered United States federal Copyright; provided that any Pledgor shall have the right, exercisable within 90 days after the Issuer has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral (or such later date as the Collateral Agent may agree), to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 45 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral (or such later date as the Collateral Agent may agree).

(d) Subject to the First Lien/Second Lien Intercreditor Agreement and any other Intercreditor Agreement (if entered into), after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party, subject to any confidentiality provisions of the Notes Indenture and any equivalent provision of any Other Second Lien Agreement.

(e) Subject to the First Lien/Second Lien Intercreditor Agreement and any other Intercreditor Agreement (if entered into), the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Notes Indenture, this Agreement or any Other Second Lien Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable and documented payment made or any reasonable and documented out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Notes Documents or any Other Second Lien Agreement.

(f) Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as not prohibited by the Notes Indenture or any Other Second Lien Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral, except as not prohibited by the Notes Indenture, any Other Second Lien Agreement or any Intercreditor Agreement.

(h) Subject to the First Lien/Second Lien Intercreditor Agreement and any other Intercreditor Agreement (if entered into), each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Notes Documents or any Other Second Lien Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 3.03(h), including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

(i) The Pledgors shall use commercially reasonable efforts to satisfy the items described on Schedule V within 120 days (or such longer period of time as agreed to by the Collateral Agent in its reasonable discretion, at the direction of each Authorized Representative) following the Issue Date.

SECTION 3.04. Other Actions. Subject to the First Lien/Second Lien Intercreditor Agreement, in order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Security Interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments (other than debt obligations which are governed by Article II and checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $10,000,000, such Pledgor shall promptly (and in any event within 45 days of its acquisition or such longer period as the Applicable Collateral Agent may permit in its reasonable discretion) notify the Collateral Agent and promptly (and in any event within 5 days following such notice or such longer period as the Applicable Collateral Agent may permit in its reasonable discretion) endorse, assign and deliver the same to the Applicable Collateral Agent (acting as gratuitous bailee for the Collateral Agent for perfection purposes, pursuant to Section 5.5 of the Existing First Lien/Second Lien ICA (or analogous provision of any other then-applicable Intercreditor Agreement), if the Applicable Collateral Agent is not the Collateral Agent), accompanied by such instruments of transfer or assignment duly executed in blank as the Applicable Collateral Agent may from time to time reasonably request.

(b) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10,000,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and deliver to the Collateral Agent in writing a supplement to Schedule IV including such description.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as not prohibited by the Notes Indenture or any Other Second Lien Agreement:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use and (ii) maintain the quality of products and services offered under such Trademark in a manner consistent with the operation of such Pledgor’s business.

(c) Each Pledgor shall notify the Collateral Agent promptly if it knows that any United States federally issued or applied for Patent, United States federally registered or applied for Trademark or United States federally registered Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding non-final office actions in the ordinary course of such Pledgor’s business and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(d) Each Pledgor, either by itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application for, or registration or issuance of, any Patent or Trademark with the United States Patent and Trademark Office and each registration of any Copyright with the United States Copyright Office filed by or on behalf of, or issued to, or acquired by, any Pledgor during the preceding twelve-month period, and (ii) upon the reasonable request of the Applicable Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers necessary or as the Applicable Collateral Agent may otherwise reasonably request to evidence the Collateral Agent’s Security Interest in such Patent,

Trademark or Copyright and the perfection thereof, including appropriate filings with the United States Patent and Trademark Office or the United States Copyright Office, provided that the provisions hereof shall automatically apply to any such Patent, Trademark or Copyright and any such Patent, Trademark or Copyright shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and Security Interest created by this Agreement without further action by any party.

(e) Each Pledgor shall exercise its reasonable business judgment consistent with its past practice in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each United States federally issued Patent that is material to the normal conduct of such Pledgor’s business and (ii) the registrations of each United States federally registered Trademark and each United States federally registered Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(f) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(g) Upon and during the continuance of an Event of Default, at the reasonable request of the Collateral Agent, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from each licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Collateral Agent’s sole discretion) the designee of the Collateral Agent or the Collateral Agent; provided, however, that nothing contained in this Section 3.05(g) should be construed as an obligation of any Pledgor to incur any costs or expenses in connection with obtaining such approval.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. In accordance with, and to the extent consistent with, the terms of the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement, the Collateral Agent may take any action specified in this Section 4.01. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand. It is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense (subject to any such licensee’s obligation to maintain the quality of the goods and/or services provided under any Trademark consistent with the quality of such goods and/or services provided by the Pledgors immediately prior to the Event of Default), whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing or trademark co-existence arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law or in equity. The Collateral Agent agrees and covenants not to exercise any of the rights or remedies set forth in the preceding sentence unless and until the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the First Lien/Second Lien Intercreditor Agreement, any other Intercreditor Agreement (if entered into) and the mandatory requirements of applicable law, to sell or otherwise Dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such Disposition of Collateral pursuant to this Section 4.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold (other than in violation of any then-existing licensing or trademark co-existence arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use). Each such purchaser at any such Disposition shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

To the extent any notice is required by applicable law, the Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and Dispose of such property in accordance with Section 4.02 without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, subject to the provisions of the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement (upon and during the effectiveness thereof), the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Collateral Agent shall, subject to the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement, promptly apply the proceeds, moneys or balances of any collection or sale of Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, as well as any Collateral consisting of cash at any time when remedies are being exercised hereunder, as follows:

FIRST, to the payment of all out-of-pocket costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with any Notes Indenture Document, any Other Second Lien Agreement or any of the Secured Obligations secured by such Collateral, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent under any Notes Indenture Document or any Other Second Lien Agreement on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Notes Indenture Document or any Other Second Lien Agreement, and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent under any Notes Indenture Document or any Other Second Lien Agreement in its capacity as such;

SECOND, to the payment in full of the Secured Obligations secured by such Collateral (the amounts so applied to be distributed between the Notes Secured Parties and any Other Second Lien Secured Parties pro rata based on the respective amounts of such Secured Obligations owed to them on the date of any such distribution (or in accordance with such other method of distribution as may be set forth in any applicable Intercreditor Agreement)), with (x) the portion thereof distributed to the Notes Secured Parties to be further distributed in accordance with the order of priority set forth in Section 6.10 of the Notes Indenture and (y) the portion thereof distributed to the Secured Parties of any other Series to be further distributed in accordance with the applicable provisions of the Other Second Lien Agreements governing such Series; and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided, that in no event shall the proceeds of any collection or sale of any Specified Excluded Collateral be applied to the relevant Series of Secured Obligations under any Other Second Lien Agreement that is not secured by such Specified Excluded Collateral.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon the request of the Collateral Agent prior to any distribution under this Section 4.02, each Authorized Representative shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in this Section 4.02 that each applicable Secured Party or its Authorized Representative believes it is entitled to receive, and the Collateral Agent shall be fully entitled to rely on such certificates. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as amended, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any Disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to Dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could Dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to Dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, subject to the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, subject to the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.01 of the Notes Indenture. All communications and notices hereunder to any Pledgor shall be given to it in care of the Issuer, with such notice to be given as provided in Section 13.01 of the Notes Indenture. All communications and notices to any holders of obligations under any Other Second Lien Agreement shall be addressed to the Authorized Representative of such holders at its address set forth in the Other Second Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent.

SECTION 5.02. Security Interest Absolute. To the extent permitted by law, all rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Notes Document, any Other Second Lien Agreement, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Notes Document, any Other Second Lien Agreement, any Intercreditor Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 5.04. Binding Effect; Several Agreements. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement, the Notes Indenture or any Other Second Lien Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09 or 5.15, as applicable.

SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns, provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement except as permitted by Section 5.04.

SECTION 5.06. Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder by the Pledgors, and the Collateral Agent and other Indemnitees shall be indemnified by the Pledgors, in each case of this clause (a), mutatis mutandis, as provided in Section 7.06 of the Notes Indenture or any equivalent provision of any Other Second Lien Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Notes Document or any Other Second Lien Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Notes Document or any Other Second Lien Agreement, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable within fifteen days (or such longer period as the Collateral Agent may agree) of written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) The agreements in this Section 5.06 shall survive the resignation of the Collateral Agent and the termination of this Agreement.

SECTION 5.07. Collateral Agent Appointed Attorney-in-Fact. Subject to the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement, each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and, upon the occurrence and during the continuance of an Event of Default, taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable Requirements of Law, the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise, realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own or their Related Parties gross negligence or willful misconduct.

SECTION 5.08. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 5.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Notes Document or any Other Second Lien Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Notes Documents and any Other Second Lien Agreements are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the incurrence of any Other Second Lien Obligation shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article IX of the Notes Indenture, and the consent of each other Authorized Representative if and to the extent required by (and in accordance with) the applicable Other Second Lien Agreement, and except as otherwise provided in the First Lien/Second Lien Intercreditor Agreement or any other any applicable Intercreditor Agreement. The Collateral Agent may conclusively rely on a certificate of an officer of the Issuer as to whether any amendment contemplated by this Section 5.09(b) is permitted.

(c) Notwithstanding anything to the contrary contained herein, the Collateral Agent may grant extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Issue Date for the perfection of security interests in the assets of the Pledgors on such date) where it reasonably determines, in consultation with the Issuer, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the other Notes Documents or any Other Second Lien Agreement.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER NOTES DOCUMENT OR ANY OTHER SECOND LIEN AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Severability. In the event any one or more of the provisions contained in this Agreement, any other Notes Document or any Other Second Lien Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (or other electronic transmission pursuant to procedures approved by the Collateral Agent) shall be as effective as delivery of a manually signed original.

SECTION 5.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party or any affiliate thereof, in any way relating to this Agreement, any other Notes Document or any Other Second Lien Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, any other Notes Document or any Other Second Lien Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, any other Notes Document or any Other Second Lien Agreement against any Pledgor or its properties in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Notes Document or any Other Second Lien Agreement in any New York State or federal court sitting in New York County and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement, any other Notes Document or any Other Second Lien Agreement will affect the right of any party to this Agreement, any other Notes Document or any Other Second Lien Agreement to serve process in any other manner permitted by law.

SECTION 5.15. Termination or Release. In each case subject to the terms of the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement:

(a) This Agreement and the pledges made by the Pledgors herein and all other security interests granted by the Pledgors hereby shall automatically terminate and be released upon the occurrence of the Termination Date or, if any Other Second Lien Obligations are outstanding on the Termination Date, the date when any Other Second Lien Obligations (other than contingent or unliquidated obligations or liabilities not then due and any other obligations that, by the terms of any Other Second Lien Agreements, are not required to be paid in full prior to termination and release of the Collateral) have been paid in full and the Secured Parties have no further commitment to extend credit under any Other Second Lien Agreement.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction not prohibited by the Notes Indenture or any Other Second Lien Agreement then in effect as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Issuer or otherwise becomes an Excluded Subsidiary or ceases to be a Subsidiary Guarantor or is otherwise released from its obligations under the Notes Indenture, all without delivery of any instrument or performance of any act by any party, and all rights to the applicable portions of the Collateral shall revert to such Subsidiary Guarantor.

(c) The security interests in any Collateral shall automatically be released, all without delivery of any instrument or performance of any act by any party, (i) upon any sale or other transfer by any Pledgor of any Collateral that is not prohibited by the Notes Indenture or any Other Second Lien Agreement to any person that is not a Pledgor, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Article IX of the Notes Indenture and any equivalent provision of any Other Second Lien Agreement (in each case, to the extent required thereby) or (iii) as otherwise may be provided in the First Lien/Second Lien Intercreditor Agreement or any other applicable Intercreditor Agreement.

(d) [Reserved].

(e) Solely with respect to the Notes Secured Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral securing the Notes Secured Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Article XI or Article XII of the Notes Indenture without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Pledgor.

(f) [Reserved].

(g) Solely with respect to any Series of Other Second Lien Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral securing such Series of Other Second Lien Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other Second Lien Agreement governing such Series of Other Second Lien Obligations, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Pledgor.

(h) In connection with any termination or release pursuant to this Section 5.15, the Collateral Agent shall execute and deliver to any Pledgor all documents that such Pledgor shall reasonably request to evidence such termination or release (including Uniform Commercial Code termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.15 shall be made without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 5.15, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of Uniform Commercial Code termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement. The Pledgors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

SECTION 5.16. Additional Subsidiaries. Upon execution and delivery by any Subsidiary that is required or permitted to become a party hereto by Section 4.11 of the Notes Indenture or by any Other Second Lien Agreement of an instrument substantially in the form of Exhibit I hereto (or another instrument reasonably satisfactory to the Collateral Agent and the Issuer), such subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 5.17. General Authority of the Collateral Agent.

(a) By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provision of this Agreement and such other Security Documents against any Pledgor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder thereunder relating to any Collateral or any Pledgor’s obligations with respect thereto, (iii) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Pledgor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (iv) to agree to be bound by the terms of this Agreement, the First Lien/Second Lien Intercreditor Agreement and any other Security Documents and any applicable Intercreditor Agreement then in effect.

(b) Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Notes Indenture, any Other Second Lien Agreement and such other agreements with respect thereto as may exist from time to time among them (including any applicable Intercreditor Agreement then in effect, including the First Lien/Second Lien Intercreditor Agreement), but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. The Collateral Agent shall only be permitted, subject to the terms of the First Lien/Second Lien Intercreditor Agreement, applicable law and the next sentence, to exercise remedies and sell the Collateral at the direction of the holders of a majority in the aggregate principal amount of the Notes and Other Second Lien Obligations. The Collateral Agent and the Trustee, as applicable, shall be authorized to take, but shall not be required to take, such actions with regard to a default or an Event of Default which the Collateral Agent and the Trustee, in good faith, believe to be reasonably required to promote and protect the interests of the holders of the Notes and the holders of Other Second Lien Obligations and to preserve the value of the Collateral. Any action taken or not taken without the vote of any holder of the Notes or holder of Other Second Lien Obligations pursuant to and in accordance with the remedies section of the Security Documents and the Notes Indenture shall nevertheless be binding on such party.

SECTION 5.18. Subject to Intercreditor Agreements; Conflicts. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Collateral, in each case, are subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of such applicable Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement or such other applicable Intercreditor Agreement shall govern.

SECTION 5.19. Other Second Lien Obligations. On or after Issue Date and so long as not prohibited by the Notes Indenture or any Other Second Lien Agreement then in effect, the Issuer may from time to time designate obligations in respect of indebtedness to be secured (except with respect to any applicable Specified Excluded Collateral) on a pari passu basis with the then-outstanding Secured Obligations as Other Second Lien Obligations hereunder by delivering to the Collateral Agent and each Authorized Representative (a) a certificate of the Issuer (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other Second Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Other Second Lien Obligations is not prohibited by the Note Indenture or any Other Second Lien Agreement then in effect, and (iv) specifying the name and address of the Authorized Representative for such obligations, (b) an Other Second Lien Secured Party Consent executed by the Authorized Representative for such obligations and the Issuer, (c) a joinder to the First Lien/Second Lien Intercreditor Agreement executed by the Authorized Representative for such obligations in the form and to the extent required thereby and (d) a pari passu Intercreditor Agreement executed by the Authorized Representative for such obligations (or, if a pari passu Intercreditor Agreement is then in effect, a joinder thereto to the extent requested thereby). Upon the satisfaction of all conditions set forth in the preceding sentence, (x) the Collateral Agent shall act as collateral agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Other Second Lien Obligations (except with respect to any applicable Specified Excluded Collateral), and shall execute and deliver the acknowledgement at the end of the Other Second Lien Secured Party Consent, (y) each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent or its sub-agent, as applicable, as collateral agent for the holders of such Other Second Lien Obligations as set forth in each Other Second Lien Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement, the First Lien/Second Lien Intercreditor Agreement and each other applicable Intercreditor Agreement and (z) to the extent provided thereunder, such Other Second Lien Obligations shall automatically be deemed to be “Second Lien Obligations” (or analogous term) in the Existing First Lien/Second Lien ICA and each other applicable Intercreditor Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new Secured Obligations to this Agreement.

SECTION 5.20. Person Serving as Collateral Agent. On the Issue Date, the Collateral Agent hereunder is the Trustee. Written notice of resignation by the Trustee under the Notes Indenture pursuant to the Notes Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Trustee under the Notes Indenture by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto. Immediately upon the occurrence of the Termination Date, if any other Series of Secured Obligations is then outstanding, the Authorized Representative of such Series (or, if more than one such Series is outstanding, the applicable Authorized Representative determined pursuant to the terms of (and as defined in) the applicable Intercreditor Agreement or designated by all then extant Authorized Representatives) shall be deemed the Collateral Agent for all purposes under this Agreement. The Collateral Agent immediately prior to any change in Collateral Agent pursuant to this Section 5.20 (the “Prior Collateral Agent”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the successor Collateral Agent determined in accordance with this Section 5.20 (the “Successor Collateral Agent”) and the Successor Collateral Agent shall be deemed to have accepted, assumed and succeeded to such rights, powers and duties. The Prior Collateral Agent shall cooperate with the

Pledgors and such Successor Collateral Agent to ensure that all actions are taken that are necessary or reasonably requested by the Successor Collateral Agent to vest in such Successor Collateral Agent the rights granted to the Prior Collateral Agent hereunder with respect to the Collateral, including (a) the filing of amended financing statements in the appropriate filing offices (provided that the Prior Collateral Agent shall not be required to make any such filings), (b) subject to the First Lien/Second Lien Intercreditor Agreement and any other applicable Intercreditor Agreement, to the extent that the Prior Collateral Agent holds, or a third party (other than the Applicable Collateral Agent, if the Applicable Collateral Agent is not the Collateral Agent) holds on its behalf, physical possession of or “control” (as defined in the New York UCC or the Uniform Commercial Code of any other applicable jurisdiction) (or any similar concept under foreign law) over Collateral pursuant to this Agreement or any other Security Document, the delivery to the Successor Collateral Agent of the Collateral in its possession or control together with any necessary endorsements to the extent required by this Agreement, and (c) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Successor Collateral Agent may reasonably request, all without recourse to, or representation or warranty by, the Collateral Agent, and at the sole cost and expense of the Pledgors.

SECTION 5.21. Rights and Privileges of Collateral Agent. For the avoidance of doubt, in addition to any rights, privileges, protections, immunities, benefits and indemnities provided to it under this Agreement (including those incorporated pursuant to this paragraph), the Collateral Agent is also entitled to the rights, privileges, protections, immunities, benefits and indemnities provided to the Trustee under the Notes Indenture. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PRIME SECURITY SERVICES BORROWER, LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

PRIME FINANCE INC.

ASG HOLDINGS LLC

ALARM SECURITY GROUP LLC

ASG GOVERNMENT SERVICES LLC

SECURITY MONITORING SERVICES, INC.

THE ADT SECURITY CORPORATION ADT LLC

ADVANCED CABLING SYSTEMS, LLC

FIRE & SECURITY HOLDINGS, LLC

ADT COMMERCIAL LLC

RED HAWK FIRE & SECURITY (NY), LLC

RED HAWK FIRE & SECURITY (CA), LLC

RED HAWK SECURITY SYSTEMS, LLC

TELE-TECTOR OF MARYLAND, INC.

FIRE SYSTEMS INTERNATIONAL, INC.

PRATT LANDRY ASSOCIATES, INC.

CENTURY SPRINKLER HOLDINGS CORPORATION

CHAIN ELECTRIC HOLDINGS, INC.

RED HAWK FIRE & SECURITY (CHES), LLC

ATCI COMMUNICATIONS, INC.

MSA SYSTEMS INTEGRATION, INC.

AA/ACME LOCKSMITHS, INC.

ARONSON SECURITY GROUP, INC.

DATASHIELD, LLC

I-VIEW NOW LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Collateral Agreement (Second Lien)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Signature Page to Collateral Agreement (Second Lien)]

Exhibit I to the

Collateral Agreement (Second Lien)

Form of Supplement to the Collateral Agreement (Second Lien)

SUPPLEMENT NO. [    ] (this “Supplement”), dated as of [    ], 20[    ][    ], to the Collateral Agreement (Second Lien) dated as of January 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among PRIME SECURITY SERVICES BORROWER, LLC (the “Issuer”), PRIME FINANCE INC. (the “Co-Issuer”), each Subsidiary of the Issuer from time to time party thereto (each, a “Subsidiary Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Indenture, dated as of January 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Indenture”), among the Issuer, the Co-Issuer and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Notes Indenture or the Collateral Agreement, as applicable.

C. The Pledgors have entered into the Collateral Agreement pursuant to the requirements set forth in Section 4.11 of the Notes Indenture. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries of the Issuer may become Subsidiary Guarantors and Pledgors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Notes Indenture to become a Subsidiary Guarantor and a Pledgor under the Collateral Agreement.

Accordingly, the New Subsidiary agrees as follows:

SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and a Pledgor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Guarantor and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Guarantor”

or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary (except as otherwise provided in clause (ii) of the definition of Pledgor to the extent applicable). The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all of (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Issuer, correctly sets forth, to the knowledge of the New Subsidiary) the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes (i) all Equity Interests pledged hereunder and (ii) the debt obligations and promissory notes or instruments evidencing Indebtedness, in each case under this clause (ii) pledged hereunder and in an aggregate principal amount in excess of $10,000,000 now owned by the New Subsidiary (other than any Excluded Property), (b) set forth on Schedule II attached hereto is a list of any and all Intellectual Property now owned by the New Subsidiary consisting of Patents and Trademarks applied for or registered with the United States Patent and Trademark Office and Copyrights registered with the United States Copyright Office, (c) set forth on Schedule III hereto is a list of all Commercial Tort Claims in excess of $10,000,000 held by the New Subsidiary, and (d) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Collateral Agreement) be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Signature Page Follows]

[NAME OF NEW SUBSIDIARY]

BY:
Name:
Title

Address:
Legal Name:
Jurisdiction of Formation:

[Signature Page to Supplement to Collateral Agreement (Second Lien)]

Schedule I to

Supplement No. __ to the

Collateral Agreement (Second Lien)

Pledged Stock; Pledged Debt

A. Pledged Stock

Issuer	Record Owner	Certificate No.	Number and Class	Percentage of Equity Interest Owned	Percent (of Owned Equity Interests) Pledged

B. Pledged Debt

Payee	Payor	Principal	Date of Issuance	Maturity Date

Schedule II to

Supplement No. __ to the

Collateral Agreement (Second Lien)

Intellectual Property

A. U.S. Federally Issued or Applied for Patents Owned by [New Subsidiary]

U.S. Patent Registrations

Title	Patent No.	Issue Date

U.S. Patent Applications

Title	Application No.	Filing Date

B. U.S. Federally Registered Copyrights Owned by [New Subsidiary]

U.S. Copyright Registrations

Title	Registration No.	Registration Date

U.S. Copyright Applications

Title	Registration No.	Registration Date

C. U.S. Federally Registered or Applied for Trademarks Owned by [New Subsidiary]

U.S. Trademark Registrations

Mark	Registration No.	Registration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

Schedule III to

Supplement No. __ to the

Collateral Agreement (Second Lien)

Commercial Tort Claims

Exhibit II to the

Collateral Agreement (Second Lien)

AS SET FORTH MORE FULLY IN SECTION 5.18 OF THE COLLATERAL AGREEMENT, THIS NOTICE OF GRANT OF SECURITY INTEREST (SECOND LIEN) IS SUBJECT TO THE PROVISIONS OF (I) THE FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT AND (II) ANY OTHER “INTERCREDITOR AGREEMENT” AS DEFINED THEREIN

Form of Notice of Grant of Security Interest (Second Lien) in Intellectual Property

[FORM OF] NOTICE OF GRANT OF SECURITY INTEREST (SECOND LIEN) IN [COPYRIGHTS] [PATENTS] [TRADEMARKS], dated as of [DATE] (this “Agreement”), made by [•], a [•] [•] (the “Pledgor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (as defined below).

Reference is made to the Collateral Agreement (Second Lien), dated as of January 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Prime Security Services Borrower, LLC (the “Issuer”), each subsidiary of the Issuer identified therein and Wells Fargo Bank, National Association, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein). The parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment and performance, as applicable, in full of the Secured Obligations, the Pledgor pursuant to the Collateral Agreement did, and hereby does, grant, assign and pledge to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, but excluding any Excluded Property, the “IP Collateral”):

[all Patents of the United States of America of such Pledgor, including those listed on Schedule I;]

[all Copyrights of the United States of America of such Pledgor, including those listed on Schedule I;]

[all Trademarks of the United States of America of such Pledgor, including those listed on Schedule I;]

[provided, however, that the foregoing pledge, assignment and grant of security interest will not cover any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has been filed, to the extent, if any, that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act.]

SECTION 3. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the IP Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[Name of Pledgor]

By:
Name:
Title:

[Signature Page to Notice of Grant of Security Interest in [Patents][Trademarks][Copyrights] (Second Lien)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Notice of Grant of Security Interest in [Patents][Trademarks][Copyrights] (Second Lien)]

Schedule I

to Notice of Grant of Security Interest (Second Lien) in Patents

Patents Owned by [Name of Pledgor]

U.S. Patent Registrations

Title	Patent No.	Issue Date

U.S. Patent Applications

Title	Application No.	Filing Date

Schedule I

to Notice of Grant of Security Interest (Second Lien) in Copyrights

Copyrights Owned by [Name of Pledgor]

U.S. Copyright Registrations

Title	Registration No.	Registration Date

Schedule I

to Notice of Grant of Security Interest (Second Lien) in Trademarks

Trademarks Owned by [Name of Pledgor]

U.S. Trademark Registrations

Mark	Registration No.	Registration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

Exhibit III to the

Collateral Agreement (Second Lien)

Form of Other Second Lien Secured Party Consent

OTHER SECOND LIEN SECURED PARTY CONSENT

[Name of Authorized Representative]

[Address of Authorized Representative]

[Date]

[Name of Collateral Agent]

[Address of Collateral Agent]

The undersigned is the Authorized Representative for persons wishing to become Secured Parties (the “New Secured Parties”) under the Collateral Agreement (Second Lien), dated as of January 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among PRIME SECURITY SERVICES BORROWER, LLC (the “Issuer”), PRIME FINANCE INC. (the “Co-Issuer”), each Subsidiary Guarantor and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein). Capitalized terms used but not otherwise defined in this Other Second Lien Secured Party Consent have the meanings set forth in the Collateral Agreement.

In consideration of the foregoing, the undersigned hereby:

(i) represents that it has been duly authorized by the New Secured Parties to become a party to the Collateral Agreement on behalf of the New Secured Parties under that certain [DESCRIBE OPERATIVE AGREEMENT] (the “New Agreement” and the obligations under the New Agreement, the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that it has received a copy of the Collateral Agreement, the First Lien/Second Lien Intercreditor Agreement and each other applicable Intercreditor Agreement;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Collateral Agreement, each other Security Document applicable to such New Secured Parties, the First Lien/Second Lien Intercreditor Agreement and each other applicable Intercreditor Agreements as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of the Collateral Agreement and each other Security Document applicable to such New Secured Parties, the First Lien/Second Lien Intercreditor Agreement and each other Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Other Second Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the date of the Collateral Agreement, the First Lien/Second Lien Intercreditor Agreement and each other Intercreditor Agreement applicable to it and agrees that its address for receiving notices pursuant to the Security Documents shall be as follows:

[Address].

The Collateral Agent, by acknowledging and agreeing to this Other Second Lien Secured Party Consent, accepts the appointment in clause (iii) above.

THIS OTHER SECOND LIEN SECURED PARTY CONSENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS OTHER SECOND LIEN SECURED PARTY CONSENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Other Second Lien Secured Party Consent to be duly executed by its authorized officer as of the date first set forth above.

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

[Signature Page to Other Second Lien Secured Party Consent]

Acknowledged and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION., as Collateral Agent

By:
Name:
Title:

[Signature Page to Other Second Lien Secured Party Consent]

Acknowledged and Agreed:

PRIME SECURITY SERVICES BORROWER, LLC, for itself and on behalf of the other Pledgors

By:
Name:
Title:

[Signature Page to Other Second Lien Secured Party Consent]